Exhibit 99.1

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the provisions of the Maryland General Corporation Law, or MGCL, our charter, as amended, and our bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the MGCL, as it may be amended from time to time, and to the terms of our charter and bylaws, as each may be amended from time to time.

General

Our charter authorizes us to issue 32,500,000 shares of Class A common stock, par value $0.001 per share, 1,000,000 shares of Class B-1 common stock, par value $0.001 per share, and 15,000,000 shares of Class B-2 common stock, par value $0.001 per share. As permitted by the MGCL and our bylaws, our board has authorized the issuance of shares of capital stock in uncertificated form. Unless our board determines otherwise, all shares of our capital stock will be issued in uncertificated form.

The number of authorized shares of stock or the number of shares of stock of any class or series may be increased or decreased by an amendment to our charter approved by a majority of our entire board and without any action by the stockholders. Our board may authorize the issuance from time to time of shares of stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, for such consideration as our board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the bylaws. Our board may, by articles supplementary, classify any unissued shares of stock of the company or reclassify any previously classified but unissued shares of stock of the company from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of stock. Prior to issuance of classified or reclassified shares of any class or series, our board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the company; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the express terms of any class or series of stock of the company outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the company to file articles supplementary with the State Department of Assessments and Taxation of Maryland. The rights, preferences and privileges of our common stock and common stockholders are subject to, and may be adversely affected by, the rights of the holders of shares of any new class or series, whether common or preferred, that our board may create, designate or issue in the future.

As of February 3, 2025, we had 15,844,688 shares of Class A common stock, 1,000,000 shares of Class B-1 common stock, and 15,000,000 shares of Class B-2 common stock issued and outstanding. No other class or series of shares of stock has been established.

Our charter expressly authorizes our board to provide, out of the authorized and unissued shares of stock of any class, for the issuance of shares of preferred stock in one or more classes or series, and to fix for each such class or series such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of such preferred stock, as shall be stated and expressed in the resolution or resolutions adopted by our board and set forth in articles supplementary filed with the State Department of Assessments and Taxation of Maryland.

Under Maryland law, our stockholders generally are not liable for our debts or obligations.

Additional classes or series of shares may be issued without action by our stockholders, unless such action is required by applicable law or the rules of the principal stock exchange on which our securities may be listed. We believe that the ability of our board to issue one or more classes or series of shares with specified preferences will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other business needs that may arise. Nonetheless, the unrestricted ability of our board to issue additional shares of a class or series of stock may have adverse consequences to existing stockholders. Please also see "Description of Certain Provisions of The Maryland General Corporation Law and of Our Charter and Bylaws-Anti-takeover provisions" below.

Class A common stock

Our Class A common stockholders are entitled to one vote for each share held of record on our books for all matters submitted to a vote of stockholders. Holders of Class A common stock are not entitled to cumulate their votes in the election of directors.

The holders of our Class A common stock and Class B-1 common stock are entitled to share ratably as a single class, in proportion to the number of shares held by them, the dividends and other distributions, if any, when, as and if authorized by our board and declared by us out of assets legally available therefor, subject to any preferential distribution rights of any newly created class or series of shares. Upon our dissolution, liquidation or winding up, the holders of Class A common stock and Class B-1 common stock are entitled to receive our net assets available after the satisfaction (whether by payment or reasonable provision for payment) of all debts and other liabilities, ratably subject to the preferential rights of any newly created class or series of shares. Holders of Class A common stock have no preemptive, preferential or other similar rights.

Holders of Class A units of The RMR Group LLC, or RMR LLC, other than us or our subsidiaries, may cause RMR LLC to redeem their Class A Units for Class A common stock on a one for one basis or for cash, with the election between Class A common stock and cash determined by the managing member of RMR LLC. The amount of the alternative cash payment will be based on the market price of our Class A common stock as determined pursuant to the RMR LLC operating agreement. As of December 31, 2024, we owned 15,844,688 Class A Units and a wholly owned subsidiary of ABP Trust owned the remaining 15,000,000 redeemable Class A Units. For each Class A Unit redeemed, we will automatically redeem the corresponding share of Class B-2 common stock, comprising the "paired interest" described herein for no additional consideration.

Additionally, holders of Class B-1 common stock may convert their Class B-1 shares for Class A common stock on a one for one basis. As of December 31, 2024, all 1,000,000 shares of Class B-1 common stock were owned by ABP Trust. Upon conversion, the converted shares of Class B-1 common stock will constitute authorized but unissued shares of Class B-1 common stock.

Under the terms of the RMR LLC operating agreement, we have agreed to contribute to RMR LLC the net proceeds, if any, received by us in connection with the issuance of any Class A common stock, less amounts for which we are permitted to be reimbursed under the RMR LLC operating agreement. In exchange for the contribution, RMR LLC has agreed to issue to us an equivalent number of its Class A Units.

Our Class A common stock is listed on the Nasdaq under the symbol "RMR."

The transfer agent and registrar for our Class A common stock is EQ Shareowner Services.

For additional information about our Class A common stock, including the potential effects that provisions in our charter and bylaws may have in delaying or preventing a change in control of us, see "Description of Certain Provisions of The Maryland General Corporation Law and of Our Charter and Bylaws" below.

Class B-1 common stock

Our Class B-1 common stockholders are entitled to ten votes for each share held of record on our books for all matters submitted to a vote of stockholders. Holders of Class B-1 common stock are not entitled to cumulate their votes in the election of directors.

Our Class B-1 common stock entitles holders to share ratably with holders of our Class A common stock, as a single class, in proportion to the number of shares held by them, in dividends and other distributions when and if authorized by our board and declared by us on our common stock out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any preferences on the payment of dividends imposed by the terms of outstanding shares of our preferred stock, if any.

Shares of Class B-1 common stock are subject to certain restrictions on transfer in accordance with the terms of our charter. Under our charter, Class B-1 common stock may be transferred to a permitted transferee, including RMR LLC or any of its subsidiaries, our founders, qualified employees, the immediate family members of our founders or qualified employees, any of their respective lineal descendants or any entity controlled by ABP Trust, a Maryland statutory trust, or an individual named above. In addition, Class B-1 common stock may be transferred by the creation of certain security interests, by will or pursuant to the laws of descent and distribution or in any transfer approved in advance by our board; provided however that realizations on a security interest in Class B-1 common stock will result in (i) those shares, if authorized by the terms of the pledge, being converted into Class A common stock unless the realization is by a permitted transferee or (ii) such transfer being void under the charter.

Each share of Class B-1 common stock may, at the option of the holder, be converted into a share of Class A common stock. Under the terms of the RMR LLC operating agreement, we have agreed to contribute to RMR LLC the net proceeds, if any, received by us in connection with the issuance of any Class B-1 common stock, less amounts for which we are permitted to be reimbursed under the RMR LLC operating agreement. In exchange for the contribution, RMR LLC has agreed to issue to us an equivalent number of its Class B Units.

Our Class B-1 common stock does not entitle holders to preemptive, subscription or redemption rights.

Class B-2 common stock

Our Class B-2 common stockholders are entitled to ten votes for each share held of record on our books for all matters submitted to a vote of stockholders. Holders of Class B-2 common stock are not entitled to cumulate their votes in the election of directors. Shares of Class B-2 common stock are subject to similar restrictions on transfer as shares of Class B-1 common stock.

Class B-2 common stock constitutes "paired interests" with Class A Units of RMR LLC. Under our charter, we are not permitted to issue to any person Class B-2 common stock unless RMR LLC issues at the same time, or agrees to issue at the same time, an equal number of its Class A Units to that person. Under the terms of the RMR LLC operating agreement, if RMR LLC issues Class A Units to a non-managing member, we have agreed to issue an equal number of shares of our Class B-2 common stock to such person. In addition, if a non-managing member exercises its right to cause RMR LLC to redeem a Class A Unit of RMR LLC that it holds, the Class B-2 common stock that comprises a paired interest with the Class A Unit being redeemed will also automatically be redeemed by us for no additional consideration.

Holders of Class B-2 common stock are not entitled to receive any dividends or other distributions. Upon our dissolution, liquidation or winding up, the holders of Class B-2 common stock will not be entitled to receive any of our remaining assets.

Our Class B-2 common stock does not entitle holders to preemptive, subscription or conversion rights.

Voting Rights

Except as otherwise required in the charter or by applicable law, all holders of Class A common stock, Class B-1 common stock, and Class B-2 common stock shall vote together as a single class on all matters on which stockholders are generally entitled to vote. To the fullest extent permitted by law, the holders of common stock shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to the charter (including any articles supplementary relating to any series of preferred stock) that relates solely to the terms of one or more outstanding classes or series of preferred stock if the holders of such affected class or series of preferred stock are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon as a separate class pursuant to the charter (including any articles supplementary relating to any series of preferred stock). The holders of a class of common stock shall each be entitled to vote separately as a single class with respect to (and only with respect to) amendments to the charter that alter or change the powers or rights of the shares of such class of common stock so as to affect them materially and adversely; provided, however, if such amendments affect all holders of common stock materially and adversely in the same manner, the separate voting requirement shall not be applicable and all holders of common stock shall vote together as a single class.

Voting Requirements

Generally, our bylaws provide that all matters to be voted on by our stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes cast at a meeting at which a quorum is present unless more than a majority of the votes cast is required by statute or our charter.

Our charter also provides that notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of our shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by our board and taken or approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

Our charter also provides that any person to whom a transfer is made or attempted in violation of our charter is not entitled to vote on any matters coming before our stockholders.

Authorized but unissued capital stock

The MGCL generally does not require stockholder approval for any issuance of shares of our capital stock. However, the listing requirements of Nasdaq, which apply to our Class A common stock, require stockholder approval of certain issuances of capital stock equal to or exceeding 20.0% of the then outstanding number of shares of common stock or voting power.

Appraisal rights

Our charter provides that holders of shares of our capital stock are not entitled to exercise any rights of an objecting stockholder under the MGCL unless our board determines that such rights will apply.

DESCRIPTION OF CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OF OUR CHARTER AND BYLAWS

In this "Description of Certain Provisions of the Maryland General Corporation Law and of Our Charter and Bylaws" section, the words "we," "us," and "our" refer solely to The RMR Group Inc., and not to its subsidiaries. The following description summarizes certain terms of our charter and our bylaws and certain provisions of the MGCL. Because it is a summary, it does not contain all the information that may be important to you. Please refer to our charter and bylaws, and to the provisions of the MGCL.

Board of directors

Our charter provides that the total number of directors may be increased or decreased only by our board pursuant to our bylaws, but may not be less than the minimum number required under the MGCL (which currently is one). In establishing the number of directors, our board may not alter the term of office of any director in office at that time.

Pursuant to our charter, each of our directors is elected to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. There is no cumulative voting in the election of our board, which means that the holders of a majority of the voting power of the outstanding shares of common stock can elect all of the directors then standing for election, and the vote of holders of the remaining shares of common stock will not be sufficient to elect any directors. Each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Subject to the rights of holders of one or more classes or series of our preferred stock, any vacancy in the number of directors other than as a result of an increase in the number of directors may be filled by an affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled only by a majority of our entire board. A director may be removed pursuant to the provisions of the MGCL.

Under our bylaws, so long as the number of directors is less than five at least one director must meet the qualifications of a Managing Director (as defined below) and so long as the number of directors is five or greater, at least two directors must meet the qualifications of a Managing Director. A "Managing Director" is a director who is not an Independent Director (as defined below) and who has been an employee of the Company or any of its subsidiaries or involved in the day to day activities of the Company, any of its subsidiaries or any of their predecessors for at least one year prior to their election. An "Independent Director" is a director who is not an employee of the Company or its subsidiaries, who is not involved in the day to day activities of the Company or any of its subsidiaries and who meets the qualifications of an independent director (not including the specific independence requirements applicable only to members of the audit committee of our board) under the applicable rules of each stock exchange upon which shares of stock of the Company are listed for trading and the SEC, as those requirements may be amended from time to time.

Exclusive forum

The exclusive forum provision of our bylaws provides that other than any action arising under the Securities Act, the Circuit Court for Baltimore City, Maryland or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for: (i) any Internal Corporate Claim, as such term is defined under the MGCL; (ii) any derivative action or proceeding brought on our behalf; (iii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, manager, agent or employee of ours to us or our stockholders; (iv) any action asserting a claim against us or any director, officer, manager, agent or employee of ours arising pursuant to Maryland law or our charter or bylaws, including any disputes, claims or controversies brought by or on behalf of a stockholder either on such stockholder’s own behalf, on our behalf or on behalf of any series or class of our stock or our stockholders against us or any of our directors, officers, managers, agents or employees, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of our charter or bylaws; or (v) any action asserting a claim against us or any director, officer, manager, agent or employee of ours that is governed by the internal affairs doctrine of the State of Maryland. Unless we otherwise consent in writing, the sole and exclusive forum for claims that arise under the Securities Act, is the federal district courts of the United States of America, to the fullest extent of the law. Any person or entity purchasing or otherwise acquiring or holding any interest in our shares of stock shall be deemed to have notice of and to have consented to these provisions of our bylaws. The exclusive forum provisions of our bylaws may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our directors, officers, managers, employees or agents, which may discourage lawsuits against us and our directors, officers, managers, employees or agents.

Authority, business opportunities, limited liability and indemnification of our directors and officers

Our charter and bylaws provide that our business shall be managed under the direction of our board, which shall have the power to appoint our officers.

In recognition that officers, employees or agents of ABP Trust, or affiliates of ABP Trust, collectively referred to as the ABP Trust Persons, may serve as our directors or officers, and that the ABP Trust Persons may engage in other activities or lines of business similar to those in which we engage, under our charter, if a ABP Trust Person acquires knowledge of a potential business opportunity, we renounce, on behalf of ourselves and our subsidiaries, any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted by Maryland law. Accordingly, to the extent permitted by Maryland law (i) no ABP Trust Person is required to present, communicate or offer any business opportunity to us or any of our subsidiaries and (ii) ABP Trust Persons, on their own behalf and on behalf of ABP Trust or any affiliate of ABP Trust, will have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person other than us and our subsidiaries.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) the actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide indemnification if any of the following is established:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Further, under the MGCL, a Maryland corporation may not indemnify a director for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our charter authorizes us, to the maximum extent permitted under Maryland law, to indemnify and, pay or reimburse reasonable expenses in advance of a final disposition of a proceeding to, our present or former directors, officer, employees or agents or any individual who, while a director, officer, employee or agent of us serves at our request as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise. Our bylaws require us, to the maximum extent permitted under Maryland law, to indemnify and, pay or reimburse reasonable expenses in advance of a final disposition of a proceeding to, our present or former directors and executive officers or its present or former directors or executive officers serving at our request as an executive officer or director (or equivalent) of another corporation, partnership, joint venture, limited liability company, trust or other entity.

We have also entered into indemnification agreements with our directors and our executive officers providing for contractual indemnification and procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

In addition, our bylaws provide that our board and stockholders may ratify and make binding on us any past action or inaction by us or our officers to the extent that our board or stockholders, as applicable, could have originally authorized the matter. Moreover, under our bylaws, to the fullest extent permitted by law, any past action or inaction questioned in any stockholder's derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by our board or stockholders and, if so ratified, shall have the same force and effect as if the challenged action or inaction had been originally duly authorized, and such ratification shall be binding upon us and our stockholders and shall bar any claim or execution of any judgment in respect of such questioned action or inaction.

Stockholder voting rights

Generally, our board has broad powers to conduct our business and manage our affairs without stockholder approval or voting. Our bylaws provide the general rule that all matters to be voted on by our stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes cast at a meeting at which a quorum is present. Our charter provides that notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of our shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by our board and taken or approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held by such holder. Each holder of Class B-1 common stock is entitled to ten votes for each share of Class B-1 common stock held by such holder. Each holder of Class B-2 common stock is entitled to ten votes for each share of Class B-2 common stock held by such holder.

See "Description of Capital Stock-Voting Rights" above for further information about the voting rights of each class of our common stock.

Amendment of our charter

We reserve the right to make any amendment to our charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in our charter, of any outstanding shares. All rights and powers conferred by our charter on stockholders, directors and officers are granted subject to this reservation. All references to our charter will include all amendments and supplements thereto.

Our charter provides that our board may amend the charter from time to time, without any action by our stockholders, in the manner provided by the MGCL and the charter. Our charter also provides that stockholders may amend the charter from time to time, provided that any amendment to the charter must first be approved by a majority of our board and then shall be valid only if approved by the affirmative vote of holders of our outstanding shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Amendment of our bylaws

Our board has the exclusive power to adopt, alter, repeal or amend our bylaws.

Business combinations

Through a provision in our charter, we have elected not to be subject to the provision of the MGCL which regulates business combinations with interested stockholders. This provision may be amended or eliminated at any time in the future by an amendment to our charter.

Under the MGCL, business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Under the statute the following persons are deemed to be interested stockholders:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting shares; or

•	any of our affiliates or associates who, at any time within the two year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding voting shares.

After the five year prohibition period has ended, a business combination between a Maryland corporation and an interested stockholder must be generally recommended by the board of directors and must receive the following stockholder approvals:

•	the affirmative vote of at least 80% of the votes entitled to be cast by the holders of outstanding shares of voting stock of the corporation; and

•	the affirmative vote of at least two thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

The supermajority vote requirements do not apply if stockholders receive a minimum price, as described under the MGCL, for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the interested stockholder otherwise would have become an interested stockholder.

Should we elect to become subject to the business combination act, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control share acquisitions

The MGCL provides that a holder of "control shares" of a Maryland corporation acquired in a "control share acquisition" has no voting rights with respect to those shares except to the extent that the acquisition is approved by a vote of disinterested holders of two thirds of the votes entitled to be cast on the matter. Shares owned by: (i) the person who has made or proposes to make the "control share acquisition," (ii) any officer of the corporation or (iii) any employee of the corporation who is also a director of the corporation are considered "interested shares" under the MGCL and are not entitled to vote whether to accord voting rights to "control shares." "Control shares" are voting shares of stock which, if aggregated with all other shares controlled by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

An acquirer must obtain the necessary stockholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.

Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained stockholder approval, shares acquired directly from the corporation or shares in respect of which a person is entitled to direct the exercise of voting power solely by virtue of a revocable proxy. A "control share acquisition" means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay expenses and making an "acquiring person statement" as described in the MGCL, may compel the board of directors of a Maryland corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the matter ourselves at any meeting of stockholders.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of those shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition. Our right to redeem any or all of the control shares is subject to conditions and limitations listed in the statute.

If voting rights for control shares are approved at a meeting of stockholders and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.

The control share acquisition statute does not apply to: (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We cannot provide you any assurance, however, that our board will not amend or eliminate this provision at any time in the future.

Stockholder meetings, proxies and quorums

Our charter provides that any action required or permitted to be taken at any meeting of our stockholders may be taken without a meeting by the written consent of the holders of the number of votes that would be necessary to take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

The MGCL and our bylaws require that a meeting of stockholders be held annually. The president of the Company or a majority of our entire board may call a special meeting of our stockholders. Additionally, pursuant to the MGCL and our charter, special meetings of our stockholders must be called by our secretary upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at a meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Stockholders may vote either in person or by proxy at meetings. Only stockholders of record may vote. The stockholders entitled to cast a majority of the votes entitled to be cast at the meeting represented in person or by proxy shall constitute a quorum. If a quorum is not present at any meeting of the stockholders, the chair of the meeting or the stockholders entitled to vote at the meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than the maximum number of days after the original record date allowed by the MGCL without notice other than announcement at the meeting until a quorum is present.

Anti-takeover provisions

Holders of our Class B-1 and Class B-2 common stock each have ten votes per share, while holders of our Class A common stock have one vote per share. 100.0% of our Class B-1 and Class B-2 common stock are controlled by ABP Trust, representing 91.0% of the voting power of our outstanding shares of capital stock. Accordingly, for so long as ABP Trust continues to hold substantial voting power in us, ABP Trust will effectively be able to determine the outcome of all matters requiring stockholder approval, including, but not limited to, election of our directors. ABP Trust is also able to cause or prevent a change of control of us and could preclude any unsolicited acquisition of us.

Maryland Unsolicited Takeovers Act

The Maryland Unsolicited Takeover Act permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject to, by resolution of the board of directors or by provision in their charter or bylaws, any of the following five provisions, notwithstanding any contrary provision in the corporation's charter and bylaws:

•	a classified board;

•	a requirement that a special meeting of the stockholders be called at the request of stockholders only if requested by stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting;

•	a requirement that the number of directors be fixed only by a vote of the board of directors;

•	a requirement that a director may be removed only by the vote of the holders of two-thirds of all votes entitled to be cast generally in the election of directors; and

•	a requirement that a vacancy on the board of directors be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.

Our board may implement all or any of these provisions without stockholder approval. Through provisions in our charter and bylaws unrelated to the Maryland Unsolicited Takeover Act, we already (i) vest in our board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and (ii) require, unless called by our president or our board and if at the time stockholders are entitled by law to cause a special meeting of stockholders to be called, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at a special meeting to call a special meeting of stockholders.